Exhibit 10)j)




                             SUPPLEMENTAL RETIREMENT

                          AND BENEFIT RESTORATION PLAN





                         Effective as of January 1, 2000





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                             SUPPLEMENTAL RETIREMENT

                          AND BENEFIT RESTORATION PLAN




                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page











ARTICLE I     Establishment and Purposes.....................................1

      1.1   Establishment....................................................1

      1.2   Purpose..........................................................1

ARTICLE II    Definitions....................................................2

      2.1   Definitions......................................................3

      2.2   Gender and Number................................................4

ARTICLE III   Eligibility and Participation..................................5

      3.1   Eligibility......................................................5

      3.2   Participation....................................................5

ARTICLE IV    Retirement Benefits............................................6

      4.1   Retirement Benefit...............................................6

      4.2   Commencement of Benefits.........................................6

      4.3   Preretirement Death Benefit......................................6

      4.4   Form of Payment..................................................6

ARTICLE V     Supplemental Retirement Benefits...............................7

      5.1   Supplemental Retirement Benefit..................................7

      5.2   Commencement of Benefits.........................................7

      5.3   Preretirement Death Benefit......................................7

ARTICLE VI    Rights of Participants.........................................8

      6.1   Vesting of Accounts..............................................9

      6.2   Contractual Obligation...........................................9

      6.3   Unsecured Interest...............................................9

      6.4   Employment.......................................................9

ARTICLE VII   Nontransferability............................................10

      7.1   Nontransferability..............................................11

ARTICLE VIII  Administration................................................12

      8.1   Administration..................................................13

      8.2   Authority of Plan Administrator.................................13

      8.3   Expenses........................................................13

ARTICLE IX    Applicable Law................................................14

      9.1   Applicable Law..................................................15

ARTICLE X     Withholding of Taxes..........................................16

      10.1  Tax Withholding.................................................17

ARTICLE XI    Indemnification...............................................18

      11.1  Indemnification.................................................19

ARTICLE XII   Claims Procedure..............................................20

      12.1  Claims Procedure................................................21

ARTICLE XIII  Amendment and Termination.....................................23

      13.1  Amendment and Termination.......................................24



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                             SUPPLEMENTAL RETIREMENT

                          AND BENEFIT RESTORATION PLAN




ARTICLE I

                           Establishment and Purposes

1.1 Establishment. The Great Atlantic & Pacific Tea Company, Inc. (the "Company") previously established an unfunded supplemental executive retirement plan for the benefit of certain eligible employees, known as The Great Atlantic & Pacific Tea Company, Inc. Supplemental Executive Retirement Plan, effective as of September 30, 1991. The effective date of this Supplemental Retirement and Benefit Restoration Plan (the "Plan") is January 1, 2000.

1.2 Purpose. The purpose of this Plan is to provide a select group of Employees with retirement benefits lost due to the limitations imposed upon qualified pension plan benefits by Sections 401(a) (17) and 415 of the Code. These limitations primarily impact higher-paid Employees. The intent is to provide these individuals with the retirement benefits they would otherwise have received under certain of the Company's qualified plans in the absence of such Code limitations.

ARTICLE II

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                                   Definitions

2.1 Definitions. Capitalized terms used in this Plan and not defined herein shall have the same meaning as set forth in the Retirement Savings Plan or the Pension Plan, whichever is applicable. Whenever used herein, the following terms shall have the meanings set forth below:

(a)   "Board" means the Board of Directors of The Great Atlantic & Pacific
                  Tea Company, Inc.

(b)   "Code" means the Internal Revenue Code of 1986, as amended.

(c)   "Company" means The Great Atlantic & Pacific Tea Company, Inc. and any successor corporation.

(d)   "Compensation" means an Employee's base salary from the Employer for the Plan Year, including any amounts contributed by the Employer pursuant to a salary reduction agreement between the Employer and the Employee to a qualified plan under
                  Section 401(k) of the Code or to a cafeteria plan maintained under Section 125 of the Code. Amounts excluded from Compensation include, but are not limited to, overtime compensation, business expense allowances, cost-of-living allowances, and bonuses.

(e)   "Employee" means an individual who is employed by the Employer.

(f)   "Employer" means the Company and all affiliates of the Company with operations in the United States. For the purposes of this Plan, "affiliate" means any corporation while it is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as the Company and any other trade or business (whether or not incorporated) while it is under common control (within the meaning of Code
                  Section 414(c)) with the Company.

(g) "Participant" means an Employee who has satisfied the requirements of Sections 3.1 and/or 3.2 of the Plan.

(h) "Pension Plan" means the A&P Pension Plan, a defined benefit cash balance plan, and any successor or replacement plan.

(i) "Plan" means this Supplemental Retirement and Benefit Restoration Plan, as it may be amended from time to time.

(j)   "Plan Administrator" means the committee which shall be appointed by the Board to administer the Plan, consisting of three or more persons who may be removed at any time by the Board and who may be, but need not be, Participants. The Board shall also appoint a Chairman of such committee, and a Secretary of such committee who may be, but need not be, one of the members of the committee. No member of such committee who is a Participant shall participate in any decision of the committee relating solely to himself. Vacancies in such committee arising by resignation, death, or removal or otherwise shall be filled by the Board.

(k)   "Plan Year" means the calendar year.

(l) "Retirement Benefits" means the retirement benefits provided under Section 4.1 of the Plan.

(m)   "Retirement Plan" means The Great Atlantic & Pacific Tea Company, Inc.
                  Retirement Savings Plan, a money purchase pension plan, and any successor or replacement plan.

(n) "Supplemental Retirement Benefits" means the retirement benefits provided under Section 5.1 of the Plan.

(o) "Termination of Employment" means the retirement, resignation, death, or other voluntary or involuntary termination of a Participant's employment relationship with the Employer or any nonparticipating affiliate.

2.2 Gender and Number. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.



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ARTICLE III

                          Eligibility and Participation

3.1   Eligibility.

(a)   General Eligibility.  Any Employee who is a participant in the
                  Retirement Plan or the Pension Plan, whichever is applicable, and whose retirement benefits under such Plan are limited by the maximum benefit limitation set forth in Code Section 415 shall be eligible to receive the Retirement Benefits described in Section 4.1 of this Plan. An Employee who satisfies the requirements of this Section 3.1(a) but does not also satisfy the eligibility requirements of Section 3.1(b) shall not be eligible to receive the Supplemental Retirement Benefits under Section
                  5.1 of the Plan.

(b)   Eligibility for Supplemental Retirement Benefits.  Any key management or highly compensated Employee who is a participant in the Retirement Plan or the Pension Plan, whichever is applicable, and whose retirement benefits under the Retirement Plan are limited by the benefit limitation set forth in Code Section 401(a)(17) shall be eligible to receive the Supplemental Retirement Benefits described in
                  Section 5.1 of this Plan.

3.2   Participation.

(a) General Rule. Each individual who is eligible to become a Participant under Section 3.1 shall become a Participant as of the first day of the month coincident with or following the first anniversary of his commencement of employment or, if later, following completion of the first Plan Year in which he completes at least 1,000 Hours of Service.

(b) Continuation of Participation. Each Participant shall continue to be a Participant for as long as he continues to be eligible to participate in the Retirement Plan or the Pension Plan, whichever is applicable.

ARTICLE IV

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                               Retirement Benefits

4.1 Retirement Benefit. The Employer shall pay or cause to be paid to each Participant who is entitled to receive benefits under the Retirement Plan or the Pension Plan, whichever is applicable, a monthly retirement benefit, calculated as of the later of the Participant's Termination of Employment or the first date payments of retirement benefits could commence under the Retirement Plan or the Pension Plan, as the case may be, equal to the difference (if any) between (a) and (b), where--

(a) is the monthly retirement benefit that would be payable as life annuity from the Retirement Plan or the Pension Plan, whichever is applicable, if (i) the limitations imposed by Code Section 415 were not imposed and (ii) Compensation had the meaning given such term under Section 2.1 of this Plan; and

(b) is the monthly retirement benefit payable as a life annuity from the Retirement Plan or the Pension Plan, whichever is applicable.

4.2 Commencement of Benefits. A Participant's benefit under this Article IV shall commence upon the later of--

(a)   the Participant's Termination of Employment, or

(b) the first date payment of retirement benefits could commence under the Retirement Plan or the Pension Plan, whichever is applicable.

4.3 Preretirement Death Benefit. If a married Participant dies prior to his annuity starting date under the Retirement Plan or the Pension Plan, whichever is applicable, then his surviving spouse shall be eligible to receive a death benefit from this Plan. The monthly benefit shall be 100% of the amount the Participant would have been entitled to receive had he terminated his employment on the day before his death with a Qualified Joint and Survivor Annuity (as defined in the Retirement Plan or the Pension Plan, whichever is applicable) form of payment in effect. Payment of the Preretirement Death Benefit under this
Section 4.3 shall commence as of the Participant's death.

4.4 Form of Payment. Benefit payments shall be paid in the normal form described in Section 5.9(a) or (b) of the Pension Plan, or in Section 6.1 of the Retirement Plan, as applicable, provided, however, that the Board in its sole discretion may direct that payment be made in any actuarially equivalent optional form of payment available under Section 5.10 of the Pension Plan or
Section 6.2 of the Retirement Plan, whichever is applicable. If a benefit under this Plan is to be paid as a Qualified Joint and Survivor Annuity or in an optional form, the amounts in Section 4.1, as applicable, will be adjusted as necessary by the Board. Actuarial equivalence shall be determined on the basis of the assumptions, factors, and interest rate set forth in the Pension Plan.

ARTICLE V

                        Supplemental Retirement Benefits

5.1 Supplemental Retirement Benefit. The Employer shall pay or cause to be paid to each Participant who is entitled to receive benefits under the Retirement Plan or the Pension Plan, as the case may be, a monthly retirement benefit, or a single lump sum benefit, calculated as of the later of the Participant's Termination of Employment or the first date payments of retirement benefits could commence under the Retirement Plan or the Pension Plan, whichever is applicable, equal to the difference (if any) between (a) and (b), where--

(a) is the monthly retirement benefit that would be payable as a life annuity from the Retirement Plan or the Pension Plan, whichever is applicable, if (i) the limitations imposed by Code Section 401(a)(17) were not imposed and (ii) Compensation had the meaning given such term under Section 2.1 of this Plan; and

(b) is the monthly retirement benefit payable as a life annuity or single lump sum from the Retirement Plan or the Pension Plan, as the case may be.

5.2 Commencement of Benefits. A Participant's benefit under this Article V shall commence upon the later of-

(a)   the Participant's Termination of Employment, or

(b) the first date payment of retirement benefits could commence under the Retirement Plan or the Pension Plan, whichever is applicable.

5.3 Preretirement Death Benefit. If a married Participant dies prior to his annuity starting date under the Retirement Plan or the Pension Plan, whichever is applicable, then his surviving spouse shall be eligible to receive a death benefit from this Plan. The monthly benefit shall be 100% of the amount the Participant would have been entitled to receive had he terminated his employment on the day before his death with a Qualified Joint and Survivor Annuity or lump sum benefit. Payment of the Preretirement Death Benefit under this Section 5.3 shall commence as of the later of -

(a)   the Participant's death, or

(b) the first date upon which the surviving spouse could receive a Preretirement Survivor Annuity under the Retirement Plan or the Pension Plan, whichever is applicable.

ARTICLE VI

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                             Rights of Participants

6.1 Vesting of Accounts. The vested accrued benefit of each Participant under the Plan shall be based upon the Participant's "years of vesting service" (as defined in this Section 6.1), in accordance with the following schedule:

(a)   Years of Vesting Service            Vested Percentage
                  Less than 2 years                    0%
                  2 years but less than 3 years       25%
                  3 years but less than 4 years       50%
                  4 years but less than 5 years       75%
                  5 years or more                    100%

(b) Notwithstanding (a) above, the accrued benefit of each Participant shall be 100% vested in the event of the termination or partial termination of the Plan (if such Participant is affected by such partial termination) and upon the Participant's Retirement (or attainment of his 65th birthday if earlier), or death.

            For purposes of this Section 6.1, a "year of vesting service" means that part of an Employee's period of Employment used in determining his vested percentage in his accrued benefit and shall be computed as one year of vesting service for each calendar year during his period of Employment during which he completed 1,000 or more Hours of Service.

6.2 Contractual Obligation. It is intended that the Employer is under a contractual obligation to make Retirement Benefits and Supplemental Retirement Benefits when due. Payment of Retirement Benefits and Supplemental Retirement Benefits under this Plan shall be made out of the Employer's general assets.

6.3 Unsecured Interest. No Participant or beneficiary shall have any interest whatsoever in any specific asset of the Employer. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer.

6.4 Employment. Nothing in this Plan shall interfere with or limit in any way the right of the Employer to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Employer.

ARTICLE VII

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                               Nontransferability

7.1 Nontransferability. In no event shall the Employer make any payment under this Plan to any assignee or creditor of a Participant or to a beneficiary of any Participant. Prior to the time of payment hereunder, a Participant or beneficiary shall have no rights by way of anticipation or otherwise dispose of any interest under this Plan nor shall such rights be assigned or transferred by operation of law.

ARTICLE VIII

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                                 Administration

8.1 Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator may from time to time establish rules for the administration of this Plan that are not inconsistent with the provisions of the Plan.

8.2 Authority of Plan Administrator. The Plan Administrator shall have the sole discretionary authority to interpret the provisions of the Plan, and the determination of the Plan Administrator as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, conclusive and binding upon all persons.

8.3 Expenses. The expenses of administering the Plan shall be borne by the Employer.

ARTICLE IX

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                                 Applicable Law

9.1 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of New Jersey.

ARTICLE X

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                              Withholding of Taxes

10.1 Tax Withholding. The Employer shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

ARTICLE XI

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                                 Indemnification

11.1 Indemnification. To the extent permitted by law, the Plan Administrator and all agents and administrators of the Plan Administrator shall be indemnified by the Company from and against any claims and any expenses of defending against such claims resulting from any action or conduct relating to the administration of the Plan except claims arising from gross negligence, willful neglect, or willful misconduct.

ARTICLE XII

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                                Claims Procedure

12.1  Claims Procedure.

(a) Submission of Claims. Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator or to an individual designated by the Plan Administrator for this purpose.

(b) Denial of Claim. If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following on which the claim is filed, which notice shall set forth--

(1)   the specific reason or reasons for the denial;

(2)   specific references to pertinent Plan provisions on which the denial is based;

(3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)   an explanation of the Plan's claim review procedure.

                  If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

                  If the claim has not been granted, and if written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c) Claim Review Procedure. The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Plan Administrator, and may review pertinent documents and submit issues and comments in writing within such 60-day period.

            Not later than 60 days after receipt of the request for review, the Plan Administrator shall render and furnish to the claimant a written decision which shall include specific reasons for the decision, and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Plan Administrator shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

ARTICLE XIII

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                            Amendment and Termination

13.1 Amendment and Termination. The Company expects the Plan to continue indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company necessarily must and does hereby reserve the right to amend, modify, or terminate the Plan at any time by action of its Board. Any such amendment, modification, or termination shall not reduce or diminish any Participant's right to receive any benefit accrued hereunder prior to the date of such amendment, modification, or termination. Notice of such amendment or termination shall be given in writing to each Participant and beneficiary of a deceased Participant having an interest in the Plan.










                                 FIRST AMENDMENT
                                       TO
                THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
               SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP")

THIS AMENDMENT to the SERP is made by The Great Atlantic & Pacific Tea Company, Inc., a Maryland corporation (the "Company").

1. In order to eliminate the Savings plan offset and add the offset for benefits payable from the Supplemental Retirement and Benefit Restoration Plan, Section 1.13, the definition of "Pension Offset," is hereby amended, effective October 1, 2000, by deleting sections (i), (ii) and (iii) in their entirety and substituting the following in their place:

      "(i) the annual pension benefits payable (or that would be payable at the earliest time such benefits could be paid if proper application were made at such time) to the Member as a pension under (1) the Retirement Plan, or, (2) any other defined benefit pension plan listed in Appendix B to the Plan; and

      (ii) one-half of the member's annual primary Social Security benefit calculated under Title II of the Social Security Act (and, if applicable, the Member's annual benefit under the Old Age Security Act of the Government of Canada and one-half of the Member's annual benefits under the Canada Pension Plan and the Quebec Pension Plan) as in effect at the time his employment with the Company terminates or at his Normal Retirement Date whichever occurs first, based on the assumption that (a) such benefit would become payable at the earliest time such benefit could be paid if proper application were made at such time (or termination of employment if later) and (2) the wages used for such determination are only those wages received from the Company; and

      (iii) the benefits payable at the time of termination under the Retirement Savings Plan that are attributable to "Company retirement contributions" (as that term is used in Section 3.1 of such plan); provided that the Committee shall convert the amount of such benefits to an equivalent lifetime annuity payable at the Member's retirement date using the 1984 Unisex Pension Mortality Table, set back in age one year, and the then applicable interest rate published by the Pension Benefit Guaranty Corporation for valuing immediate annuities for plan terminations; and

      (iv) the annual pension benefits payable (or that would be payable at the earliest time such benefits could be paid if proper application were made at such time) to the Member as a pension under the Supplemental Retirement and Benefit Restoration Plan. In the case of benefits attributable to employees who participate in the Retirement Savings Plan, the Committee shall convert the amount of such benefits to an equivalent lifetime annuity payable at the Member's retirement date using the 1984 Unisex Pension Mortality Table, set back in age one year, and the then applicable interest rate published by the Pension Benefit Guaranty Corporation for valuing immediate annuities for plan terminations.


2. Section 3.4 is hereby amended to allow for CEO discretion in granting additional benefits to certain Members, effective October 1, 2000, by adding the following paragraph at the end of section:

      "The Chief Executive Officer, with the approval of the Compensation Committee of the Board of Directors, may at his sole discretion, grant certain Members a Normal Objective Pension equal to 3% of his Average Annual Compensation multiplied by the number of years of his Service to a maximum of 20 years (maximum Normal Objective Pension of 60% of Average Annual Compensation.)"


 3. APPENDIX B is hereby amended to eliminate the Defined Contribution Plans from the offset list, by deleting the title "Defined Contribution Plans" and all of the plans listed thereunder from APPENDIX B